2019-07-22

Extraordinary General Meeting of Tieto on 3 September 2019

Notice of Attendance for shareholders with shares registered in Euroclear Sweden AB who intend to participate and vote at the Extraordinary General Meeting (EGM)

This notice of attendance at the EGM made by posting this completed and signed form to Euroclear Sweden AB is also considered as a temporary registration in Tieto's shareholder register maintained by Euroclear Finland Ltd.

If your shares are nominee registered you must request that your shares are re-registered in your own name in the register maintained by Euroclear Sweden AB, and procure that the nominee sends the above mentioned request for temporary registration to Euroclear Sweden AB on your behalf. Such re-registration must be made as of 22 August 2019 and the nominee should therefore be notified well in advance before said date.

The completed form must be received by Euroclear Sweden AB no later than **23 August 2019 at 15.00 CET.** The completed form is sent either

- by e-mail: tieto-agm@euroclear.eu or
- by post to Tieto, c/o Euroclear Sweden AB, Klarabergsviadukten 63, 111 64 Stockholm

Shareholders wishing to attend and vote at the EGM with the help of a proxy shall submit their power of attorney to Tieto Oyj, Legal/EGM, P.O.Box 2, FI-02101, Espoo, Finland.

I/we intend to attend and vote at the EGM and for that purpose request registration of my/our title to the Tieto shares in the temporary shareholders' register of the Company maintained by Euroclear Finland Oy. I/we authorise Euroclear Sweden AB to forward the registration and notice of attendance to the Company.

I/we understand that Euroclear Sweden AB may disregard this form if any given information is incomplete or incorrect.

Personal identity number/ Corporate identity number ______________________________

Shareholder name ______________________________

Full address and telephone ______________________________

Number of shares and Share class ______________________________

If represented by proxy: name of the representative ______________________________

If taking an advisor to the EGM: name of the advisor (1) ______________________________

Place and date, signature ______________________________